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[BRYAN CAVE LLP LETTERHEAD]
                                                                     EXHIBIT 5.1

                                __________, 2000




Board of Directors
Gabriel Communications, Inc.
16090 Swingley Ridge Road
Suite 500
Chesterfield, Missouri 63017


Gentlemen:

                  We have examined the Registration Statement on Form S-4, File Number 333-_____________ (the "Registration Statement") filed by Gabriel Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 13,032,941 shares of the Company's common stock, $0.01 par value per share, 5,337,554 shares of the Company's Series C-1 Convertible Preferred Stock, $0.01 par value per share, 15,678,247 shares of the Company's Series C-2 Convertible Preferred Stock, $0.01 par value per share, 17,613,847 shares of the Company's Series C-3 Convertible Preferred Stock, $0.01 par value per share, warrants to purchase 13,000,000 shares of the Company's common stock (the "Warrants"), and options to purchase 12,657,090 shares of the Company's common stock (collectively, the "Merger Securities"), to be issued and sold in connection with the proposed Agreement and Plan of Merger, dated as of June 9, 2000, as amended, among the Company, Triangle Acquisition, Inc. and State Communications, Inc. (the "Merger Agreement") and 13,000,000 shares of the Company's common stock issuable upon exercise of the Warrants (the "Warrant Shares").

                  In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Amended and Restated Certificate of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the
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Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

                  Based upon and subject to the foregoing, it is our opinion that (x) the Merger Securities will, upon (i) approval by the Company's stockholders of the consummation of the transactions contemplated by the Merger Agreement and of the amendment to the Company's Amended and Restated Certificate of Incorporation to, among other things, increase the number of authorized shares of the Company's common stock from 200,000,000 to 400,000,000, to increase the number of authorized shares of the Company's preferred stock from 100,000,000 to 200,000,000, to amend certain terms of the Company's existing series of preferred stock and to designate three new series of preferred stock to be designated as Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock and Series C-3 Convertible Preferred Stock (the "Amendment"), (ii) filing of the Certificate of Merger and the Amendment with the Delaware Secretary of State and the effectiveness of the Certificate of Merger and the Amendment, and (iii) issuance of the Merger Securities pursuant to the Merger Agreement in exchange for the consideration described therein, be legally issued, fully paid and non-assessable, and (y) the Warrant Shares will, when issued upon exercise of the Warrants in accordance with their terms, will be legally issued, fully paid and non-assessable shares of common stock of the Company.

                  This opinion is not rendered with respect to any laws other than the Delaware General Corporation Law and the Federal laws of the United States. We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission relating thereto.

                                                     Very truly yours,



                                                     Bryan Cave LLP